THE TIREX CORPORATION
                          CERTIFICATE OF THE SECRETARY

                  I, Michael D.A. Ash., Secretary of The Tirex Corporation, hereby certify the following Resolution was duly adopted by the Board of Directors of the Corporation:

         RESOLVED, that the Board of Directors of the Corporation authorizes the issuance of shares of Common Stock of the Corporation to be registered on Form S-8 to the employees and/or consultants as appear below, in lieu of cash compensation for employment and/or consulting services rendered for which shares the corporation has received full and adequate consideration:

            -------------------------------------------------------------
                                       NUMBER  OF S-8  REGISTERED  COMMON
            EMPLOYEE/CONSULTANT          STOCK AUTHORIZED TO BE ISSUED
            -------------------------------------------------------------
               Vijay Kachru                         1,265,221
            -------------------------------------------------------------
               Michel Massciotte                       52,950
            -------------------------------------------------------------
               Louis V. Muro                        1,391,588
            -------------------------------------------------------------
               Nisha Singh                            800,000
            -------------------------------------------------------------
               Total:                               3,509,759
            -------------------------------------------------------------


         IN WITNESS WHEREOF, I, as Secretary of said Corporation, have hereunto set my hand and affixed the seal of the Corporation on this 14th Day of March, 2000.


                                             /s/ Michael D.A. Ash
                                             -------------------------------
                                                 Michael D.A. Ash, Secretary